Exhibit 10.2

VOTING SUPPORT AGREEMENT

THIS AGREEMENT is made as of the 24th day of October, 2022.

BETWEEN:

GREENSTAR CANADA INVESTMENT LIMITED PARTNERSHIP

a limited partnership existing under the laws of the province of British Columbia

(“GCILP”)

- and -

CBG HOLDINGS LLC,

a limited liability company existing under the laws of the state of Delaware

(“CBG”, together with GCILP, the “Securityholders”, each a “Securityholder”)

- and -

CANOPY GROWTH CORPORATION,

a company existing under the federal laws of Canada

(the “Corporation”)

WHEREAS each Securityholder is the registered and/or beneficial owner of that number of issued and outstanding common shares in the capital of the Corporation (collectively, the “Shares”) set forth in Schedule A.

AND WHEREAS the Corporation’s special meeting (including any adjournments and postponements thereof, the “Shareholder Meeting”) of the shareholders of the Corporation (the “Shareholders”) is scheduled on or around January 10, 2023 at 1:00 p.m. (EST) for the purpose of considering, and if thought advisable, approving the creation a new class of non-voting exchangeable shares in the capital of the Corporation (collectively, the “Meeting Matters”).

AND WHEREAS this Agreement sets out the terms and conditions of the agreement of the Securityholders (a) to vote the Shares or cause the same to be voted in favour of the Meeting Matters at the Shareholder Meeting, and (b) to strictly comply with the other covenants set forth herein.

NOW THEREFORE this Agreement witnesses that, in consideration of the premises and the covenants and agreements herein contained, the parties hereto agree as follows:

ARTICLE 1

INTERPRETATION

Section 1.1 Definitions

“Agreement” means this agreement as it may be amended from time to time;

“Business Day” means a day other than a Saturday, a Sunday or any other day on which commercial banking institutions in Toronto, Ontario are authorized or required by applicable Law to be closed;

“Corporation” has the meaning ascribed thereto in the preamble of this Agreement;

“Governmental Authority” means any multinational, federal, provincial, territorial, state, regional, municipal, local or other government or governmental body and any division, agent, official, agency, commission, board or authority of any government, governmental body, quasi-governmental or private body (including the Toronto Stock Exchange, the Nasdaq Global Select Market or any other stock exchange) exercising any statutory, regulatory, expropriation or taxing authority under the authority of any of the foregoing and any domestic, foreign or international judicial, quasi-judicial or administrative court, tribunal, commission, board, panel or arbitrator acting under the authority of any of the foregoing;

“Laws” means all laws, statutes, codes, ordinances (including zoning), decrees, rules, regulations, by-laws, notices, judicial, arbitral, administrative, ministerial, departmental or regulatory judgments, injunctions, orders, decisions, settlements, writs, assessments, arbitration awards, rulings, determinations or awards, decrees or other requirements of any Governmental Authority having the force of law and any legal requirements arising under the common law or principles of law or equity and the term “applicable” with respect to such Laws and, in the context that refers to any person, means such Laws as are applicable at the relevant time or times to such person or its business, undertaking, property or securities and emanate from a Governmental Authority having jurisdiction over such person or its business, undertaking, property or securities;

“Meeting Matters” has the meaning ascribed thereto in the recitals of this Agreement;

“Proxy Statement” means the proxy statement of the Corporation to be delivered to the SEC and the Shareholders in connection with the Meeting;

“Securityholders” has the meaning ascribed thereto in the preamble of this Agreement;

“Shareholders” has the meaning ascribed thereto in the recitals of this Agreement;

“Shareholder Meeting” has the meaning ascribed thereto in the recitals of this Agreement;

“Shares” has the meaning ascribed thereto in the recitals of this Agreement;

“Subject Securities” means that number of Shares set forth in Schedule A, being all of the Shares owned legally or beneficially, either directly or indirectly, by the Securityholders or over which the Securityholders exercise control or direction, either directly or indirectly, and shall further include any Shares issued upon the exercise, conversion or vesting, as applicable, of any convertible securities owned legally or beneficially, either directly or indirectly, by the Securityholders or over which the Securityholders exercise control or direction, either directly or indirectly or otherwise acquired by the Securityholders after the date hereof; and

“Transfer” has the meaning ascribed thereto in Section 2.1(e) hereof.

ARTICLE 2

COVENANTS

Section 2.1 General Covenants of the Securityholders

Each Securityholder hereby covenants and agrees in favour of the Corporation that, from the date hereof until the termination of this Agreement in accordance with Article 4, except as permitted by this Agreement, at any meeting of Shareholders (including in connection with any separate vote of any sub-group of Shareholders that may be required to be held and of which sub-group such Securityholder forms part) called to vote upon the Meeting Matters or at any adjournment or postponement thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent in lieu of a meeting) with respect to the Meeting Matters is sought, it shall cause and Shares held by such Securityholder at the relevant time to be counted as present for purposes of establishing quorum and shall vote (or cause to be voted) such Shares in favour of the approval of the Meeting Matters.

ARTICLE 3

REPRESENTATIONS AND WARRANTIES

Section 3.1 Representations and Warranties of the Securityholder

Each Securityholder hereby represents and warrants to and covenants with the Corporation as follows, and acknowledges that the Corporation is relying upon such representations, warranties and covenants in entering into this Agreement:

(a)	Capacity; Authorization. Such Securityholder has the power and capacity and has received all requisite approvals to execute and deliver this Agreement and to perform its obligations hereunder.

(b)

Enforceable. This Agreement has been duly executed and delivered by such Securityholder and constitutes a legal, valid and binding obligation, enforceable against such Securityholder, as applicable, in accordance with its terms, subject to bankruptcy, insolvency and other similar Laws affecting creditors’ rights generally, and to general principles of equity.

Section 3.2 Representations and Warranties of the Corporation

The Corporation hereby represents and warrants and covenants to each Securityholder, acknowledging that each Securityholder is relying upon such representations, warranties and covenants in entering into this Agreement:

(a)	Capacity. The Corporation has all necessary corporate power and capacity to execute and deliver this Agreement and to perform its obligations hereunder.

(b)

Authorization. The execution, delivery and performance of this Agreement by the Corporation has been duly authorized and no other internal proceedings on its part is necessary to authorize this Agreement or the transactions contemplated hereunder.

(c)

Enforceable. This Agreement has been duly executed and delivered by the Corporation and constitutes a legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to bankruptcy, insolvency and other similar Laws affecting creditors’ rights generally, and to general principles of equity.

ARTICLE 4

TERMINATION

Section 4.1 Termination

This Agreement shall be terminated upon the earlier of:

(a)	the mutual written agreement of the Corporation and the Securityholders; and

(b)	completion of the Shareholder Meeting.

Section 4.2 Effect of Termination

If this Agreement is terminated in accordance with this Article 4, the provisions of this Agreement will become void and no party shall have liability to any other party, except in respect of a breach of this Agreement which occurred prior to such termination and the Securityholders shall be entitled to withdraw any form of proxy or power of attorney which it may have given with respect of the Subject Securities.

ARTICLE 5

GENERAL

Section 5.1 Further Assurances

Each of the Securityholders and the Corporation will, from time to time, execute and deliver all such further documents and instruments and do all such acts and things as the other party may reasonably require and at the requesting party’s cost to effectively carry out or better evidence or perfect the full intent and meaning of this Agreement.

Section 5.2 Disclosure

Each of the Securityholders and the Corporation hereby consents to the disclosure of the substance of this Agreement in any press release or any proxy statement relating to the Shareholder Meeting and the filing of a copy thereof by the Corporation at www.sedar.com.

Except as set forth above or as required by applicable laws or regulations or by any Governmental Authority or in accordance with the requirements of any stock exchange, the Securityholders shall not make any public announcement or statement with respect to this Agreement without the approval of the Corporation, which shall not be unreasonably withheld or delayed. The Securityholders agree to consult with the Corporation prior to issuing each public announcement or statement with respect to this Agreement, subject to the overriding obligations of Laws.

Section 5.3 Time

Time shall be of the essence in this Agreement.

Section 5.4 Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein. Each of the parties hereby irrevocably attorns to the jurisdiction of the courts of the Province of Ontario in respect of all matters arising under or in relation to this Agreement.

Section 5.5 Entire Agreement

This Agreement, including the schedules hereto constitutes the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes any prior agreement, representation or understanding with respect thereto.

Section 5.6 Amendments

This Agreement may not be modified, amended, altered or supplemented, except upon the execution and delivery of a written agreement executed by each of the parties hereto.

Section 5.7 Severability

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

Section 5.8 Assignment

The provisions of this Agreement shall be binding upon and enure to the benefit of the parties hereto and their respective successors and permitted assigns, provided that no party may assign, delegate or otherwise transfer any of its rights, interests or obligations under this Agreement without the prior written consent of the other parties hereto, except that the Corporation may assign, delegate or otherwise transfer any of its rights, interests or obligations under this Agreement to an affiliate, without reducing its own obligations hereunder, without the consent of the Securityholders.

Section 5.9 No Third Party Beneficiaries

The parties intend that this Agreement will not benefit or create any right or cause of action in favour of any person, other than the parties and no person, other than the parties, is entitled to rely on the provisions of this Agreement in any action, suit, proceeding, hearing or other forum.

Section 5.10 Notices

Any notice, request, consent, agreement or approval which may or is required to be given pursuant to this Agreement shall be in writing and shall be sufficiently given or made if delivered, or sent by email, in the case of:

(a)	the Corporation, addressed as follows:

Canopy Growth Corporation

1 Hershey Drive

Smiths Falls, Ontario

K7A 0A8

Attention:     Legal

Email:           [PERSONAL INFORMATION REDACTED]

with a copy (which shall not constitute notice) to:

Cassels Brock & Blackwell LLP

2100 Scotia Plaza

40 King Street West

Toronto, ON M5H 3C2

Attention:     Jonathan Sherman

Email:           jsherman@cassels.com

(b)	the Securityholders, as set forth on the signature page to this Agreement.

or to such other address as the relevant person may from time to time advise by notice in writing given pursuant to this Section. The date of receipt of any such notice, request, consent, agreement or approval shall be deemed to be the date of delivery or sending thereof if sent or delivered during normal business hours on a Business Day at the place of receipt and, otherwise, on the next following Business Day.

Section 5.11 Specific Performance and other Equitable Rights

It is recognized and acknowledged that a breach by any party of any material obligations contained in this Agreement will cause the other parties to sustain injury for which it would not have an adequate remedy at law for money damages. Accordingly, in the event of any such breach, any aggrieved party shall be entitled to the remedy of specific performance of such obligations and interlocutory, preliminary and permanent injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity.

Section 5.12 Expenses

Each of the parties shall pay its respective legal, financial advisory and accounting costs and expenses incurred in connection with the preparation, execution and delivery of this Agreement and all documents and instruments executed or prepared pursuant hereto and any other costs and expenses whatsoever and howsoever incurred.

Section 5.13 Counterparts

This Agreement may be executed in any number of counterparts (including counterparts by electronic transmission) and all such counterparts taken together shall be deemed to constitute one and the same instrument. The parties shall be entitled to rely upon delivery of an executed facsimile or similar executed electronic copy of this Agreement, and such facsimile or similar executed electronic copy shall be legally effective to create a valid and binding agreement between the parties.

Remainder of page intentionally left blank.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first written above.

CANOPY GROWTH CORPORATION

By:	/s/ Christelle Gedeon
Name: Christelle Gedeon
Title: Chief Legal Officer

[Signature Page – Voting Support Agreement]

Greenstar Canada Investment Limited Partnership, by its general partner, Greenstar Canada Investment Corporation

(Print Name of Securityholder)

/s/ Kenneth W. Metz

(Signature of Securityholder or Authorized Signatory)

Canada

(Place of Residency)

Kenneth W. Metz, President

(Print Name and Title)

Address:	1055 West Hastings St.
Vancouver, BC
V6E 2E9

Telephone:

Email:

[Signature Page – Voting Support Agreement]

CBG Holdings LLC

(Print Name of Securityholder)

/s/ Kenneth W. Metz

(Signature of Securityholder or Authorized Signatory)

USA

(Place of Residency)

Kenneth W. Metz, President

(Print Name and Title)

Address:	207 High Point Drive #100
Victor, NY
14564
Telephone:	585.678.7100

Email:

[Signature Page – Voting Support Agreement]

Schedule A

SUBJECT SECURITIES

Owner	Number of Shares Held
Greenstar Canada Investment Limited Partnership	66,999,258
CBG Holdings LLC	104,500,000